Exhibit 10.17

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

NSA OP, LP

Form of LTIP Unit Award Agreement

1.                                      Grant of LTIP Units.

[   ] (the “Grantee”), is hereby awarded [    ] LTIP Units (the “LTIP Units”) in NSA OP, LP (the “Partnership”), on the date hereof subject to the terms and conditions of this LTIP Unit Award Agreement (this “Agreement”) and subject to the provisions of the NSA OP, LP 2013 Long-Term Incentive Plan (the “Plan”) and the Second Amended and Restated Limited Partnership Agreement of the Partnership, dated as of December 31, 2013 (the “Partnership Agreement”), as amended.  The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.  Definitions not included herein shall have the meaning set forth in the Plan and Partnership Agreement, as applicable.

2.                                      Restrictions and Conditions.

The LTIP Units are subject to the following restrictions and conditions, in addition to any requirements or restrictions set forth with respect to LTIP Units in the Plan or Partnership Agreement:

(a)                                 With respect to the LTIP Units granted hereunder (x) [   ] LTIP Units shall be fully vested as of the date of this Agreement and (y) [   ] LTIP Units shall be subject to restriction (the “Restricted LTIP Units”) as described below.  With respect to the Restricted LTIP Units, during the period of restriction (the “Restriction Period”), the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign the LTIP Units (or have such LTIP Units attached or garnished).  The Restriction Period shall begin on the date hereof and lapse with respect to [the Restricted LTIP Units in accordance with the schedule set forth on Annex A hereto][                    on December 31, 2014].

(b)                                 Except as provided in the foregoing paragraph (a), below in this paragraph (b) or in the Plan, the Grantee shall have, in respect of the LTIP Units, all of the rights of a holder of LTIP Units as set forth in the Partnership Agreement.  Distributions on and allocations with respect to the LTIP Units shall be made to the Grantee in accordance with the terms of the Partnership Agreement.

(c)                                  [Subject to paragraphs (d), (e) and (f) below, if the Grantee has a Termination of Service for any reason, during the Restriction Period, then the Restricted LTIP Units that have not vested at that time will be forfeited to the Company without payment of any consideration by the Company, and neither the Grantee nor his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Restricted LTIP Units.] [If the Grantee is party to an employment or service agreement which provides that LTIP Units subject to restriction shall be subject to terms other than those set forth above, the terms of such employment or service agreement shall apply with respect to such LTIP Units granted hereby and shall, to the extent applicable, supersede the terms hereof.]

[(d)                             In the event that during the Restriction Period the Grantee has a termination of service on account of death or Disability, then the Restriction Period will immediately lapse on all unvested LTIP Units granted to the Grantee and not forfeited previously.

(e)                                  If the Grantee commences or continues service as an employee or consultant of the Partnership or the Parent upon termination of service as a director, such continued service shall be treated as continued service hereunder (and for purposes of the Plan), and the subsequent termination of service shall be treated as the applicable Termination of Service for purposes of this Agreement.

(f)                                   For purposes of this Agreement, a Termination of Service shall occur when the employee-employer relationship or directorship, or other service relationship, between the Grantee and the Partnership or the Parent is terminated for any reason, including, but not limited to, any termination by resignation, discharge, death or retirement.  The Administrator, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service.  For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on sick leave or other bona fide leave of absence (to be determined in the discretion of the Administrator).]

3.                                      Certain Terms of LTIP Units.

(a)                                  The Partnership may, but is not obligated to, issue to the Grantee (or its assignee or transferee, as applicable) a certificate in respect of the LTIP Units or may indicate such Grantee’s ownership of LTIP Units on the Partnership’s books and records.  Such certificate, if any, shall be registered in the name of the Grantee (or such assignee or transferee).  The certificates for LTIP Units issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder, or pursuant to any assignment or transfer by the Grantee, or as the Administrator may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such LTIP Units, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE LTIP UNITS REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE NSA OP, LP 2013 LONG-TERM INCENTIVE PLAN, THE PARTNERSHIP AGREEMENT AND AN AWARD AGREEMENT APPLICABLE TO THE GRANT OF THE LTIP UNITS REPRESENTED BY THIS CERTIFICATE.  COPIES OF SUCH PLAN, PARTNERSHIP AGREEMENT AND AWARD ARE ON FILE IN THE OFFICES OF NSA OP, LP.

(b)                                  Certificates, if any, evidencing the Restricted LTIP Units granted hereby shall be held in custody by the Partnership until the restrictions have lapsed.  If and when such restrictions so lapse, the certificates shall be delivered by the Partnership to the Grantee.

(c)                                   So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units and any conditions applicable thereto, as the Partnership, as applicable, may deem reasonably necessary, including in order to ascertain and establish compliance with provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to the Partnership or to comply with requirements of any other appropriate taxing or other regulatory authority.

[4.                                  Call Option upon Termination of Employment

(a)                                  If the Grantee has a Termination of Service, the Partnership shall have the right for 90 days following the date of Termination of Service, to purchase (the “Call Option”), and the Grantee and any permitted Transferee controlled by the Grantee holding any (but not all) LTIP Units described hereunder (collectively, the “Grantee’s Group”) shall be required to sell to the Partnership, such LTIP Units then held by such member of Grantee’s Group at a price per LTIP Unit equal to the Fair Market Value (measured as of the date that the Call Option is delivered (the “Repurchase Notice Date”)).

(b) To effectuate the exercise of the Call Option, the Parntership shall send written notice to each member of Grantee’s Group of its intention to purchase LTIP Units (the “Call Notice”), which notice shall state that the Partnership intends to exercise its Call Option pursuant to this Agreement and include the number of LTIP Units to be purchased pursuant to the Call Option, the aggregate purchase price of the LTIP Units subject to the Call Option and the date of closing of such transaction.  The purchase price for the LTIP Units will be paid in cash, by cashier’s check or by wire transfer of funds; provided, however, that if the Partnership exercises the Call Option at a time that applicable financing documents of the Partnership would prohibit the purchase of LTIP Units, the Partnership shall be permitted to issue a promissory note equal to the aggregate purchase price, with such promissory note having a maturity date that does not exceed two (2) years from the date of the closing of such purchase, bearing simple interest of not less than the Prime Rate in effect on the date of such purchase plus 3%, and being payable as to interest in equal monthly installments during the term of the note and as to principal on the maturity date.  The Grantee’s Group will cause the LTIP Units to be delivered to the Partnership at the closing free and clear of all liens, claims, charges or encumbrances of any kind.

(c)                                  The rights set forth in this section 4 shall terminate upon the occurrence of a Realization Transaction.]

[4.][5.]            Compliance with Securities laws.

The Grantee acknowledges that the LTIP Units have not been registered under the Securities Act or under any state securities or “blue sky” law or regulation (collectively, “Securities Laws”) and hereby makes the following representations and covenants as a condition to the grant of LTIP Units:

(a)                                 The Grantee has not taken, and covenants that it will not take, himself or herself or through any agent acting on his behalf, any action that would subject the issuance or sale of the LTIP Units to the registration provisions of the Securities Act or to the registration, qualification or other similar provisions of any Securities Laws, or breach any of the provisions of any Securities Laws, but, rather, that the Grantee shall at all times act with regard to the LTIP Units in full compliance with all Securities Laws;

(b)                                 The Grantee has acquired and, to the extent applicable, is acquiring the LTIP Units for his or her own account for investment and with no present intention of distributing the LTIP Units or any part thereof;

(c)                                  The Grantee is and shall be an “accredited investor” as defined in Section 2(15) and Rule 501(a) of Regulation D of the Securities Act;

(d)                                 The Grantee is capable of evaluating the merits and risks of the acquisition and ownership of the LTIP Units and has obtained all information regarding the Partnership (and its applicable affiliates) and the LTIP Units as the Grantee deems appropriate, and has relied solely upon such information, and the Grantee’s own knowledge, experience and investigation, and those of his advisors, and not upon any representations of the Partnership and/or the General Partner, in connection with his investment decision in acquiring the LTIP Units; and

(e)                                  The Grantee and his or her professional advisors have had an opportunity to conduct, and have so conducted if so desired, a due diligence investigation of the Partnership in connection with the decision to acquire the LTIP Units and in such regard have done all things as the Grantee and they have deemed appropriate and have had an opportunity to ask questions of and receive answers from the Partnership and the General Partner, and have done so, as they have deemed appropriate.

[6.][7.]            Miscellaneous.

(a)                                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(b)                                 Except as set forth in the Partnership Agreement, the Grantee shall not have the right to transfer all or any portion of the LTIP Units without the prior written consent of the General Partner (in its sole discretion); provided, however, that in no event shall any LTIP Units be transferred within two years of the date hereof.  Any transfer in violation of this Agreement or the Partnership Agreement, or which does not otherwise comply with the conditions of transfer imposed by the General Partner shall be void.

(c)                                  Within 30 days after the date hereof, the Grantee shall file with the Internal Revenue Service an election under Section 83(b) of the Code on a form substantially similar to the form attached hereto as Annex [A][B] and reasonably satisfactory to the Partnership (and will include a copy thereof with the applicable tax return).  The Grantee shall be solely responsible for the filing of such election and all related filings.

(d)                                 The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(e)                                  The General Partner may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate.  Without limiting the generality of the foregoing, the General Partner may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law.  In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the General Partner shall be final and binding upon all persons.

(f)                                   All notices hereunder shall be in writing, and if to the Partnership or the General Partner, shall be delivered to the Partnership or mailed to its principal office, addressed to the attention of the General Partner; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Partnership.  Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph [4][5](f).

(g)                                  The failure of the Grantee or the Partnership to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Partnership, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(h)                                 Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Partnership or interfere in any way with the right of the Partnership or its affiliates to terminate the Grantee’s employment or other service at any time.

(i)                                     This Agreement, together with the Plan and Partnership Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the [    ] day of [    ], 201[ ].

NSA OP, LP

By:
Name:
Title:

[ ]

By:
Name:
Title:

ANNEX [A][B]

[        ], 201[ ]

CERTIFIED MAIL RETURN

RECEIPT REQUESTED

Re:                   Section 83(b) Election

Dear Sir or Madam:

Pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder, the undersigned (the “Taxpayer”) files the following statement for the purpose of making, with respect to the property described below, the election permitted by Section 83(b):

1.         Name, address, taxpayer identification number and the taxable year of the Taxpayer:

Name:
Address:

T.I.N.:
Taxable Year:

2.         Description of the property with respect to which this election is being made:

[     ] units (“LTIP Units”) of interest in certain allocations and distributions of NSA OP, LP, a Delaware limited partnership (the “Partnership”).

3.         The date on which the property was acquired by the Taxpayer and the taxable year for which the election is being made:

The Taxpayer acquired the LTIP Units on [     ], 201[ ].  The taxable year for which the election is made is the calendar year 201[ ].

4.         The nature of the restrictions to which the property is subject:

The LTIP Units are subject to time-based vesting.  The unvested LTIP Units are subject to forfeiture in the event of certain terminations of the Taxpayer’s service with the Partnership.

5.        The fair market value at the time of the acquisition (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the property with respect to which the election is being made:

At the time of the acquisition, the LTIP Units had a fair market value of $[    ] per unit.

6.         The amount paid for such property:

The LTIP Units were acquired for a purchase price of $[     ] per unit.

7.         Copies of this statement have been furnished to the person for whom the services are to be performed.  Also, one copy of this statement will be submitted with the income tax return of the Taxpayer making this election for the taxable year in which the property was acquired.

Very truly yours,